Exhibit 10.12
Summary for Taoyuan Lease:
•	Factory address

•	Leasing period is from 06/16/2008 to 06/15/2011, totally 3 years

•	Rental is TN $280,000 per month for the first 2 years and TN $308,000 per month for the last year

•	Deposit is TN $840,000

•	The leasee should pay the rent before the beginning of the month, and should prepare 12 checks one time for the first year at the very beginning and pay the rent monthly

•	The lessor cannot terminate the lease contract without getting the agreement from lessor

•	If the leasee could not pay the rent on time, the lessor has the right to terminate the contract

•	The leasee cannot sublease or sell any part of the factory to other parties without getting the agreement from lessor

•	The leasee should promise to use the factory legally and should not use the factory for other purposes

•	The leasee shoud not violate the construction codes or expand the factory without getting the agreement from lessor

•	When the contract is due, the leasee should return all the stuffs without any damage and then the lessor will return the deposit without interest